Exhibit 99.1

INSTRUCTIONS FOR USE OF LEXICON PHARMACEUTICALS, INC.
SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM
CONSULT THE SUBSCRIPTION AGENT, OR
YOUR BANK OR BROKER AS TO ANY QUESTIONS
The following instructions relate to a subscription rights offering (the “Rights Offering”) by Lexicon Pharmaceuticals, Inc. (“we”, “us”, “our” or the “Company”) to the holders of record (the “Recordholders”) of our common stock, par value $0.001 (the “Common Stock”), as described further in the accompanying prospectus dated [ ], 2011 (the “Prospectus”). Recordholders of the Common Stock as of 5:00 p.m., New York time, on [ ], 2011 (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Subscription Rights”) to subscribe for and purchase shares of the Common Stock. In the Rights Offering, we are offering up to an aggregate of [ ] shares of Common Stock to be issued upon the exercise of the Subscription Rights. Each Recordholder will receive, at no charge, one Subscription Right for each share of Common Stock that the Recordholder owned on the Record Date. Subscription Rights may only be exercised in whole share numbers; we will not issue fractional shares of Common Stock; and holders will only be entitled to purchase a whole number of shares of Common Stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. All exercises of Subscription Rights are irrevocable.
The Subscription Rights will expire, if not exercised prior to 5:00 p.m., New York time, on [ ], 2011, unless we, with the consent of two of our largest shareholders, Invus, L.P. and Invus C.V., extend the period of the Rights Offering beyond such date (as such date may be extended, the “Expiration Date”) or cancel the Rights Offering earlier. The Company will not be required to honor any purported exercise of Subscription Rights received by the Subscription Agent after the Expiration Date, regardless of when the documents relating to such purported exercise were sent, except pursuant to the guaranteed delivery procedures described below. Each Subscription Right entitles the holder to purchase [ ] share(s) of Common Stock (the “Basic Subscription Privilege”) at a subscription price of $[ ] per share. For example, if you owned 100 shares of Common Stock on the Record Date, you would receive 100 Subscription Rights and would have the right to purchase [ ] shares of Common Stock ([ ] rounded down to the nearest whole number) for $[ ] per share.
In the event that you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Privilege, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of any shares of Common Stock that are not subscribed for by other persons through the exercise of their Basic Subscription Privileges. If sufficient shares of Common Stock are available, we will seek to honor your Over-Subscription Privilege request in full. However, if Over-Subscription Privilege requests exceed the aggregate number of shares of Common Stock available for sale pursuant to the Over-Subscription Privilege, we will allocate the available shares of Common Stock pro rata among each eligible person properly exercising the Over-Subscription Privilege in proportion to the number of shares of Common Stock each such person owned as of the Record Date. If any eligible person subscribes for a fewer number of shares pursuant to the Over-Subscription Privilege than otherwise allocated to such person pursuant to this pro rata allocation, then such person will be allocated only that number of shares for which the person over-subscribed, and the remaining shares of Common Stock will be allocated among all other persons exercising in full their Over-Subscription Privilege on a pro rata basis in proportion to the number of shares allocated to such persons pursuant to their Over-Subscription Privileges. The proration process will be repeated until all shares of Common Stock have been allocated or all Over-Subscription Privilege requests have been satisfied, whichever occurs earlier.
Your Subscription Rights are evidenced by a subscription rights certificate and election form (the “Subscription Rights Certificate and Election Form”). Your Subscription Rights are non-transferable, meaning that they may not be sold, transferred, or assigned to any other party.
Each Recordholder will be required to submit payment in full for all of the shares of Common Stock that the Recordholder wishes to purchase in the Rights Offering, including both the Basic Subscription Privilege and the Over-Subscription Privilege, before the Expiration Date. As soon as practicable after the Expiration Date, BNY Mellon

Shareowner Services, which is acting as our subscription agent and information agent in the Rights Offering (the “Subscription Agent”), will determine the number of shares of Common Stock that you may purchase pursuant to the Over-Subscription Privilege. If you request and pay for more shares than are allocated to you, the Subscription Agent will refund the overpayment promptly, without interest or penalty.
The Subscription Agent must receive your Subscription Rights Certificate and Election Form or a properly completed and delivered Notice of Guaranteed Delivery (as defined below), in either case with full payment of the total subscription amount, including final clearance of any uncertified personal checks, before 5:00 p.m., New York time, on the Expiration Date. Once you have exercised your Subscription Rights, you cannot revoke the exercise of your Subscription Rights. If you do not exercise your Subscription Rights before the Expiration Date, then they will expire and you will have no further rights under them.
The number of Subscription Rights to which you are entitled and the corresponding number of shares of Common Stock that you may subscribe to purchase in the Rights Offering are printed on the face of your Subscription Rights Certificate and Election Form. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate portions of your Subscription Rights Certificate and Election Form and returning the Subscription Rights Certificate and Election Form to the Subscription Agent in the envelope provided.
THE SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM, OR NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE WITH FULL PAYMENT OF THE TOTAL SUBSCRIPTION AMOUNT FOR ALL SHARES OF COMMON STOCK SUBSCRIBED FOR IN THE RIGHTS OFFERING, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED PERSONAL CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, BEFORE 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE. ONCE A RECORDHOLDER HAS EXERCISED ANY SUBSCRIPTION RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED. SUBSCRIPTION RIGHTS THAT ARE NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE WILL EXPIRE.

1.	Method of Subscription-Exercise of Subscription Rights
To exercise your Subscription Rights, complete your Subscription Rights Certificate and Election Form and send the properly completed and executed Subscription Rights Certificate and Election Form evidencing such Subscription Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the total required subscription amount for all of the shares you intend to purchase in the Rights Offering, to the Subscription Agent, by no later than 5:00 p.m., New York time, on the Expiration Date. Your full payment will be held in a segregated account to be maintained by the Subscription Agent.
Your payment of the subscription price must be made in U.S. dollars and must be delivered in one of the following ways:

•	uncertified personal check payable to “BNY Mellon Shareowner Services”; or

•	certified or cashier's check, bank draft drawn upon a U.S. bank payable to “BNY Mellon Shareowner Services (acting on behalf of Mellon Bank, N.A.)”.
Payments will be deemed to have been received upon clearance of any uncertified personal check or receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank. If you pay by uncertified personal check, please note that your payment may take five (5) or more business days to clear. Accordingly, if you wish to pay your subscription amount by means of uncertified personal check, we urge you to deliver your payment to the Subscription Agent sufficiently in advance of the Expiration Date to ensure that your payment is received and clears by the Expiration Date, and we also urge you to consider making your payment by means of a certified or cashier's check.
The Subscription Rights Certificate and Election Form and full payment of the total subscription amount must be delivered to the Subscription Agent by one of the methods described below:

By mail:	By overnight courier or by hand:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Department,	Attn: Corporate Action Department,
27th Floor	27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, New Jersey 07606	Jersey City, New Jersey 07310

Delivery of the Subscription Rights Certificate and Election Form to any address or by a method other than those set forth above does not constitute valid delivery.
If you have any questions, require any assistance in exercising your Subscription Rights, or require additional copies of relevant documents, please contact the Subscription Agent, BNY Mellon Shareowner Services, at (800) 777-3674 (toll free) if you are located within the U.S., Canada or Puerto Rico, or at (201) 680-6579 (collect), if you are located outside the U.S.
Exercise by Bank or Broker; Guaranteed Delivery Procedures
By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Subscription Rights Certificate and Election Form on your behalf. Alternatively, you may request a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each an “Eligible Institution”), to deliver a written guarantee in the form included with these instructions (the “Notice of Guaranteed Delivery”), together with payment in full of your total subscription amount, to the Subscription Agent by no later than 5:00 p.m., New York time, on the Expiration Date. Such Notice of Guaranteed Delivery must state your name, the number of Subscription Rights represented by your Subscription Rights Certificate and Election Form, the number of shares of Common Stock that you intend to purchase in the Rights Offering, and that you will guarantee the delivery to the Subscription Agent of a properly completed and executed Subscription Rights Certificate and Election Form evidencing such election in the Rights Offering by no later than three (3) business days after the Expiration Date. For purposes of such Notice of Guaranteed Delivery, “business day” means any day on which trading is conducted on NASDAQ. If this procedure is followed, the properly completed Subscription Rights Certificate and Election Form must be received by the Subscription Agent within three (3) business days after the Expiration Date. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as the Subscription Rights Certificate and Election Form at the address set forth above or may be transmitted, if transmitted by an Eligible Institution, to the Subscription Agent by facsimile transmission to Facsimile No. (201) 680-4626. You should confirm receipt of all facsimile transmissions by calling the Subscription Agent at (201) 680-4860. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent by calling (800) 777-3674 (toll free) if you are located within the U.S., Canada or Puerto Rico, or (201) 680-6579 (collect) if you are located outside the U.S.
If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the total subscription amount, then you will be deemed to have exercised the maximum number of Subscription Rights that may be exercised with the amount of payment that you delivered to the Subscription Agent. If the Subscription Agent does not apply your full subscription payment to your purchase of shares of Common Stock, any excess subscription payment received by the Subscription Agent will be returned to you, without interest, as soon as practicable following the completion of the Rights Offering.
Brokers, custodian banks, and other nominee holders of Subscription Rights who exercise the Subscription Rights on behalf of beneficial owners of Subscription Rights will be required to certify to the Company and the Subscription Agent, with respect to each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting, as to the aggregate number of Subscription Rights that have been exercised and the corresponding number of shares of Common Stock subscribed for in the Rights Offering.

2.	Issuance of Common Stock
The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate and Election Form, unless you provide instructions to the contrary in your Subscription Rights Certificate and Election Form.
(a)    Subscription Rights. As soon as practicable after the Expiration Date and the valid exercise of your Subscription Rights, the Subscription Agent will credit your account with the shares of Common Stock you have purchased pursuant to the exercise of your Subscription Rights.
(b)    Excess Cash Payments. As soon as practicable after the Expiration Date, any excess subscription payment that you have paid to the Subscription Agent will be returned to you, without interest or penalty.

3.	Execution
Execution by Registered Holder. The signature on the Subscription Rights Certificate and Election Form must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate and Election Form without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate and Election Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.
Execution by Person Other than Registered Holder. If the Subscription Rights Certificate and Election Form is executed by a person other than the holder named on the face of the Subscription Rights Certificate and Election Form, proper evidence of authority of the person executing the Subscription Rights Certificate and Election Form must accompany the same, unless, for good cause, the Subscription Agent dispenses with proof of authority.

4.	Method of Delivery
The method of delivery of Subscription Rights Certificate and Election Form and payment in full of the total subscription amount to the Subscription Agent will be at the election and risk of the holders of the Subscription Rights. If sent by mail, we recommend that you send your Subscription Rights Certificate and Election Form and subscription payment by overnight courier or by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date. We urge you to consider using a certified or cashier's check to ensure that the Subscription Agent receives your funds prior to the Expiration Date. If you send an uncertified personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared, which may take five (5) or more business days, but if you send a certified check or a bank draft drawn upon a U.S. bank, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of your payment. If you wish to pay your subscription payment by means of an uncertified personal check, we urge you to deliver your payment to the Subscription Agent sufficiently in advance of the Expiration Date to ensure that your payment is received and clears by the Expiration Date.

5.	Special Provisions Relating to the Delivery of Subscription Rights through the Depository Trust Company
In the case of Subscription Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Subscription Rights may be effected by instructing DTC to transfer the Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent and by delivering to the Subscription Agent the required certification as to the number of shares of Common Stock subscribed for in the Rights Offering by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, together with payment in full of the total subscription amount for all of the shares of Common Stock subscribed for in the Rights Offering on behalf of all such beneficial owners.